Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the Common Stock, par value $0.01 per share, of XWELL, Inc., a Delaware corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: June 17, 2024

CPC PAIN & WELLNESS SPV, LLC

By: ACM-CPC, LLC

By:	/s/ Wayne Mack
Name: Wayne Mack
Title: Managing Member

By:	/s/ Richard Waldo
Name: Richard Waldo
Title: Managing Member

ACM-CPC, LLC

By:	/s/ Wayne Mack
Name: Wayne Mack
Title: Managing Member

By:	/s/ Richard Waldo
Name: Richard Waldo
Title: Managing Member

/s/ Wayne Mack
Wayne Mack

/s/ Richard Waldo
Richard Waldo